 Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                   As of October 1, 2010

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of June 30, 2010, Fund Nine was in its liquidation period. During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment coming off lease is sold.  During the second quarter of 2010, we made distributions in the aggregate amount of $883,078.

Among the assets we own is one Aframax 98,640 DWT (deadweight tonnage) product tanker, the M/T Samar Spirit, that is bareboat chartered to an affiliate of Teekay Corporation, a publicly traded company on the New York Stock Exchange and a recognized international leader in energy shipping.  The bareboat charter is set to expire in July 2011.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Lucent Technologies that is subject to lease with an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The lease is set to expire in October 2010.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the second quarter of 2010, we operated in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

•
We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Ten, LLC (“Fund Ten”), entities also managed by our Manager, have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

•
Fifty Great Dane refrigeration trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continues to be extended on a month-to-month basis.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity also managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for B-HXO was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for B-HXN was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  The charter extensions will result in aggregate excess cash totaling approximately $5,000,000 to $7,000,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of manufacturing and technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the six months ended June 30, 2010, we did not receive residual proceeds from the sale of equipment; however, we expect to receive approximately $360,000 to approximately $440,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, Fund Eight B, Fund Ten, Fund Eleven, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to Fund Ten.  Subsequent to June 30, 2010, Fund Ten repaid the entire loan balance.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $8,831 and $17,159 for the three and six months ended June 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and six months ended June 30, 2010 was $20,267 and $37,368, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	June 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$967,436	$1,033,840
Current portion of net investment in finance leases	5,364,248	5,367,587
Assets held for sale	-	140,000

Total current assets	6,331,684	6,541,427

Non-current assets:
Net investment in finance leases, less current portion	15,290,141	17,987,288
Leased equipment at cost (less accumulated depreciation of
$19,147,768 and $16,513,937, respectively)	71,514,502	74,148,333
Investments in joint ventures	1,750,164	1,926,926
Investment in unguaranteed residual values	752,113	752,113
Other non-current assets, net	1,416,313	1,544,590

Total non-current assets	90,723,233	96,359,250

Total Assets	$97,054,917	$102,900,677

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$15,336,467	$15,262,908
Interest rate swap contracts	1,773,886	2,054,841
Deferred revenue	68,005	1,124,734
Accrued expenses and other current liabilities	299,217	321,910

Total current liabilities	17,477,575	18,764,393

Non-current liabilities:
Non-recourse long-term debt, less current portion	40,288,710	47,174,190

Total Liabilities	57,766,285	65,938,583

Commitments and contingencies

Members' Equity:
Additional Members	41,455,579	39,454,895
Manager	(450,861)	(471,070)
Accumulated other comprehensive loss	(1,716,086)	(2,021,731)

Total Members' Equity	39,288,632	36,962,094

Total Liabilities and Members' Equity	$97,054,917	$102,900,677

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Rental income	$3,212,925	$3,326,374	$6,433,419	$6,898,703
Finance income	948,630	1,196,786	1,953,265	2,448,097
Income from investments in joint ventures	72,162	17,503	99,420	41,282
Net (loss) gain on sales of equipment and unguaranteed residual values	-	(22,856)	(1,205)	17,324
Interest and other income	89,796	31,339	243,859	33,334

Total revenue	4,323,513	4,549,146	8,728,758	9,438,740

Expenses:
General and administrative	119,988	891,636	305,641	1,170,381
Interest	856,062	1,287,340	2,006,119	2,673,545
Depreciation and amortization	1,320,776	1,354,516	2,680,245	2,728,039

Total expenses	2,296,826	3,533,492	4,992,005	6,571,965

Net income	$2,026,687	$1,015,654	$3,736,753	$2,866,775

Net income allocable to:
Additional Members	$2,006,420	$1,005,497	$3,699,385	$2,838,107
Manager	20,267	10,157	37,368	28,668

	$2,026,687	$1,015,654	$3,736,753	$2,866,775

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net income per weighted average additional share
of limited liability company interests outstanding	$20.48	$10.26	$37.77	$28.97

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2009	97,955	$39,454,895	$(471,070)	$(2,021,731)	$36,962,094

Net income	-	1,692,965	17,101	-	1,710,066
Change in valuation of interest rate swap contracts	-	-	-	127,426	127,426
Comprehensive income					1,837,492
Cash distributions	-	(824,454)	(8,328)	-	(832,782)

Balance, March 31, 2010 (unaudited)	97,955	$40,323,406	$(462,297)	$(1,894,305)	$37,966,804

Net income	-	2,006,420	20,267	-	2,026,687
Change in valuation of interest rate swap contracts	-	-	-	178,219	178,219
Comprehensive income					2,204,906
Cash distributions	-	(874,247)	(8,831)	-	(883,078)

Balance, June 30, 2010 (unaudited)	97,955	$41,455,579	$(450,861)	$(1,716,086)	$39,288,632

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$3,736,753	$2,866,775
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(5,233,607)	(5,820,000)
Finance income	(1,953,265)	(2,448,097)
Income from investments in joint ventures	(99,420)	(41,282)
Net loss (gain) on sale of equipment and unguaranteed residual values	1,205	(17,324)
Depreciation and amortization	2,680,245	2,728,039
Interest expense on non-recourse financing paid directly to lenders by lessees	1,927,548	2,496,451
Interest expense from amortization of debt financing costs	78,243	104,533
Changes in operating assets and liabilities:
Collection of finance leases	1,211,385	1,144,726
Other assets, net	3,620	26,929
Deferred revenue	(1,056,729)	(503,018)
Accrued expenses and other current liabilities	(13,704)	355,407
Distributions from joint ventures	77,766	81,960

Net cash provided by operating activities	1,360,040	975,099

Cash flows from investing activities:
Proceeds from sales of equipment	91,000	169,428
Distributions received from joint ventures in excess of profits	198,416	200,555

Net cash provided by investing activities	289,416	369,983

Cash flows from financing activities:
Cash distributions to members	(1,715,860)	(1,111,464)

Net cash used in financing activities	(1,715,860)	(1,111,464)

Net (decrease) increase in cash and cash equivalents	(66,404)	233,618

Cash and cash equivalents, beginning of the period	1,033,840	779,544

Cash and cash equivalents, end of the period	$967,436	$1,013,162

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

Six Months Ended June 30,
	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$8,667,365	$9,454,274

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:
•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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